INTELLIGENT
BIO SOLUTIONS

Pioneering Pain-free Solutions

Transforming testing with non-invasive, cost-effective, reliable solutions.



NASDAQ: INBS | December 2024

Forward Looking Statements

Certain statements in this presentation may constitute "forward-looking" statements as defined in Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"), the Private Securities Litigation Reform Act of 1995 (the "PSLRA") or in releases made by the Securities and Exchange Commission ("SEC"), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties, and other important factors that could cause the actual results, performance, or achievements of Intelligent Bio Solutions, Inc. and its affiliates ("INBS" or the "Company") or industry results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words "plan," "believe," "expect," "anticipate," "intend," "estimate," "project," "may," "will," "would," "could," "should," "seeks," or "scheduled to," or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. Forward-looking statements in this presentation include, without limitation, the Company's ability to successfully develop and commercialize its diagnostic tests, realize commercial benefit from its partnerships and collaborations, and secure regulatory approvals, among others.

These cautionary statements are being made pursuant to the Securities Act, the Exchange Act, and the PSLRA with the intention of obtaining the benefits of the "safe harbor" provisions of such laws.

INBS cautions that any forward-looking statements made by INBS are not guarantees or indicative of future performance. Although INBS believes that its plans, cost estimates, returns on investments, intentions, and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption as of the date made in any forward-looking statements. INBS's future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, including those described in INBS' filings with the U.S. Securities and Exchange Commission. INBS does not have, nor undertake, any obligation to update or revise any forward-looking statements, whether as a result of new information, subsequent events, or otherwise, unless otherwise required by law.

These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security and may not be reproduced or redistributed in whole or in part to any other person. Recipients should seek appropriate independent professional advice prior to relying on or entering any commitment based upon materials.

All information included in this presentation is based on continuing operations unless otherwise noted.

Company Overview

1000+ DSR-Plus Readers installed across customer sites

400+ Global active customers with an estimated total of 1.4m employees

FDA 510(k) submission planned Q4, 2024

USA Product launch planned H1, 2025

Company Name	Intelligent Bio Solutions Inc.
Exchange / Ticker	Nasdaq: INBS
Market Cap *at November 27, 2024*	$7.15 million
Common Stock Float *at September 30, 2024*	4.377 million shares
Annual Fiscal Revenue *year ended June 30, 2024*	$3.11 million ↑ Up 148% (vs Fiscal Year 2023)
Cash Balance *at September 30, 2024*	$3.99 million

Management Team

CEO	Harry Simeonidis
CFO	Spiro Sakiris
Board Chair	Steven Boyages
VP Global Sales	Doug Heath

General

Industry	Medical Technology
Focus Area	Drug Screening

Financials

Revenue Growth



$3.50
$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
Millions
$1.56*
$1.60*
$3.11**
FY 2022
FY 2023
FY 2024

2024 fiscal year revenue saw a **148% increase**, compared to the same period the prior year.

* The pro forma amounts as reported in “Pro-Forma Results of Operations” in Notes 5 in the INBS Annual Reports on Form 10-K for the years ended June 30, 2024 and 2023.
** Audited results.

We are a medical technology company delivering intelligent, rapid, non-invasive testing solutions.

Our mission is to redefine the approach to testing and deliver pain-free, accessible solutions that drive transformative change and improve the quality of life.


Intelligent
Fingerprinting

Simpler Drug Testing

Our **Intelligent Fingerprinting Drug Screening System** is revolutionizing portable testing through fingerprint sweat analysis, which has the potential for broader applications in additional fields.

This highly accurate, efficient, and cost-effective system is designed to screen for recent use of drugs commonly found in the workplace, including opiates, cocaine, methamphetamine, and cannabis.

How it Works

Drug Metabolites

Our bodies metabolize substances into detectable chemicals (metabolites) in blood, urine, saliva, and sweat.

Sweat Detection

The Intelligent Fingerprinting System detects recent drug misuse by screening metabolites in sweat from fingerprints.

Detection Window

The Intelligent Fingerprinting System detects recent drug misuse by screening metabolites in sweat from fingerprints.

Lateral Flow Technology

The cartridge uses lateral flow assay technology and fluorescence-labelled antibodies.

The DSR-Plus Reader provides fast, presumptive results for each drug tested.



3 Steps to Simpler Drug Testing

1 Individual places the tip of each finger on the fingerprint collection area for 5 seconds.

2 Test administrator inserts the cartridge into the DSR-Plus reader.

3 In less than 10 minutes the DSR-Plus reader provides results.

Reduce Risk

Aim to identify current impairment rather than past use with a detection window of only 16 hours.

Respect Dignity & Privacy

Preserve employee dignity with quick, non-invasive, and hygienic analysis of fingertip sweat.

Ensure Testing Integrity

Prevent foul play and maintain sample integrity through administrator-supervised testing and self-locking sample seals.

Expand Testing Capabilities

Conduct screening at any time and location using a compact and portable system.

Save Costs

Bring drug testing in-house and eliminate the need for specialized staff or facilities.

Increase Efficiency

Rapidly collect samples and employ batch testing to analyze drug screening results in minutes.

Intelligent Fingerprinting Platform

vs Other Drug Testing Standards

	Urine	Saliva	Intelligent Fingerprinting
Window of Detection	1 – 4 days	Up to 48 hours	Up to 16 hours
Typical Time for Results	Onsite or lab (1 – 3 days after lab receipt)	Onsite or lab (1 day after lab receipt)	Onsite or lab
Typical Time of Test* * Includes preparation, collection and time to result	20 mins – 4 hours +	20 mins +	< 10 mins
Specialist / Training Required	Yes	Yes	No
Biohazardous	Yes	Yes	No
Directly Observed	No	Yes	Yes
Drug Screening	Amphetamines, Barbiturates, Benzodiazepines, Cannabis, Cocaine, Methadone, Opiates, Oxycodone, PCP, Synthetic Cannabinoids and Synthetic Stimulants[1]	Amphetamines, Cannabis, Cocaine, Methamphetamines, Opiates, Oxycodone and PCP[2]	Benzodiazepines, Buprenorphine, Cannabis, Cocaine, Methadone, Methamphetamine and Opiates
Cost* *Point of Care Testing (Back to lab test approximately $300)	Approx. $300	Approx. $300	Approx. $20*

[1] Quest Diagnostics "Urine Testing FAQs" | [2] Quest Diagnostics "Oral Fluid Testing FAQs"

Market Opportunity

Leveraging intelligent non-invasive testing to address global demands.

USA Market Potential

Addressing a $400 billion substance abuse problem[1]

Drug Screening Products Market Segment Size: $14.9 billion by 2030[2]

CAGR: 12.1%[2]

Key Drivers

- Stringent regulations and a focus on workplace safety
- Growth in substance abuse cases
- Demand for faster, non-invasive testing technologies

Opportunity for Fingerprint-Based Solutions

- Aligns with market demand for convenience, speed, and accuracy
- Poised to disrupt traditional urine and saliva testing methods

[1] U.S. Department of Health and Human Services. *The Surgeon General's Report on Alcohol, Drugs, and Health.* Available at: https://www.hhs.gov/sites/default/files/facing-addiction-in-america-surgeon-generals-report.pdf

[2] Research and Markets, 2024. *Drug Screening – Global Strategic Business Report.* Available at: https://www.researchandmarkets.com/reports/4804177/drug-screening-global-strategic-business-report

Growing Drug Consumption

2022 Snapshot

228 million

cannabis users, representing 4% of the global adult population and making it the most used drug in the world.

60 million

opioid users, representing 1.2% of the global adult population.

30 million

amphetamine users, representing 0.6% of the global adult population.

23.5 million

cocaine users, representing 0.45% of the global adult population.

Statistics: NODC World Drug Report 2024, reporting on 2022 market.

Drug Use in the Workplace

Drug and Alcohol Testing per Industry 2021

Percentage Of New And Current Employees[1]


Other services, except public administration
Accommodation and food services
Arts, entertainment, and recreation
Health care and social assistance
Educational services
Professional and business services
Financial activities
Information
Transportation and warehousing
Retail trade
Wholesale trade
Manufacturing
Construction
Utilities
Natural resources and mining
Total U.S., private sector
0%
10%
20%
30%
40%
50%
60%

More than 70% of those abusing alcohol or illicit drugs in the US are employed.[2]

Drugs are becoming an increasing contributor for accidents in the workplace. Drug test positivity post-accident has climbed over the last 5 years.[3]

[1] US Bureau of Labor Statistics, 2021. *Business Response Survey 2021 Charts : Establishments that are drug testing or alcohol testing new applicants or current employees, by industry (percent).* Available at: https://www.bls.gov/brs/data/charts/2021/#drug%20and%20alcohol%20testing_currently%20testing_industry

[2] Centers for Disease Control and Prevention, 2023. *Mental Health, Alcohol Use, and Substance Use Resources for Workers and Employers.* Available at: https://blogs.cdc.gov/niosh-science-blog/2023/10/10/mental-health-substance-use/#:~:text=National%20U.S.%20data%20show%20that,over%20the%20last%20two%20decades.

[3] Quest Diagnostics, 2022. *Workforce Drug Test Positivity Climbs to Highest Level in Two Decades, Finds Quest Diagnostics Drug Testing Index Analysis.* Available at: https://newsroom.questdiagnostics.com/2022-03-30-Workforce-Drug-Test-Positivity-Climbs-to-Highest-Level-in-Two-Decades,-Finds-Quest-Diagnostics-Drug-Testing-Index-Analysis#:~:text=Similarly%2C%20in%20federally%20mandated%2C%20safety,versus%204.4%25%20in%202021).

FDA 510(k) Clinical Studies

Pharmacokinetic (PK) & Method Comparison Study

PK STUDY	
Number of Subjects	39
Data Analysis	Compare the levels of opiates detected in fingerprint sweat with those found in blood, oral fluid, and urine samples following the medically supervised administration of codeine.
Results	The data from the PK study showed that fingerprint sweat mimics the rate and extent of codeine in blood and saliva and that fingerprint sweat is a strong indicator of codeine ingestion.

METHOD COMPARISON STUDY	
Number of Subjects	135
Data Analysis	Compare the results of fingerprint sweat opiate screening tests (codeine) with those obtained using a validated, traceable liquid chromatography-mass spectrometry (LC-MS/MS) method in a laboratory.
Results	Confirmed the sensitivity, specificity, accuracy, and usability of the System. The study demonstrated 94.1% accuracy, 82.2% sensitivity, and 100% specificity for the Intelligent Fingerprinting Drug Screening System.

Timeline (PK Study)

Biological Fluid Sampling


-12 hours
-6 hours
0 hours
6 hours
12 hours
18 hours
24 hours

Urine Drug Screen

Urine sampling was taken prior to the initial codeine dose and *ad libitum* thereafter.

Codeine Administered

The Intelligent Fingerprinting System detects recent drug misuse by screening metabolites in sweat from fingerprints.

Fingerprint sweat, oral fluid and blood Sampling

Fingerprint sweat, oral fluid, and blood sampling was taken at 18 time points.

Results (PK Study)

Average Codeine Values in Whole Blood, Oral Fluid and Fingerprint Sweat*



Whole Blood
Oral Fluid
Fingerprint Sweat
Average Codeine, ng/mL
Average Codeine, pg
Nominal Time from Initial Codeine Dose, hours
160
140
120
100
80
60
40
20
0
100
90
80
70
60
50
40
30
20
10
0
-2
0
2
4
6
8
10
12
14
16
18
20
22
24

*Urine results are not included in this chart. Due to the nature of urine sample collection, which depends on an individual's need to urinate, samples cannot be collected at fixed intervals. Therefore, urine specimens were collected on an ad-lib basis as frequently as possible.

Customers

400+ active accounts

Product Footprint | 400+ Active Accounts

Intelligent Fingerprinting Drug Screening System



Currently Selling
Planned Launch CY 2024
Planned Launch CY 2025

Customer Testimonials

Auctus Management Group

"The Intelligent Fingerprinting test has many benefits, including rapid on-site results, hygiene, non-intrusiveness and convenience for testing at scale."

DGP Plc

"By using fingerprint drug testing, I no longer have to take people off a project for half a day for screening – we can conduct the tests there and then."

Robinson Brothers

"From our initial cost analysis, we see fingerprint-based drug screening as highly cost-effective. We estimate that Intelligent Fingerprinting will allow us to conduct the same volume of tests at around half the cost."

P&O Ferries

"When we first saw fingerprint sweat-based drug screening in action, we knew it would be a great fit for P&O Ferries and our need for a flexible system that we could use on board our ferries."

Summary

Increased revenue and growth, utilizing the Razor/Razor-blade model.

Large growing customer base with 1000+ installed readers and 400+ active customers.

Multiple milestones completed as we progress toward planned Q4, 2024 FDA submission.

Rapid, non-invasive, cost-effective solution to address the growing global drug screening market.

Thank You

www.ibs.inc | info@ibs.inc